SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                   Form 8-K/A
                  Amendment No. 1 to Current Report on Form 8-K




                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported): November 7, 1996




                       ACTION PERFORMANCE COMPANIES, INC.
                       ----------------------------------
             (Exact name of registrant as specified in its charter)




         ARIZONA                         0-21630                 86-0704792
------------------------------    ---------------------    ---------------------
         (State or other          (Commission File No.)    (IRS Employer ID No.)
jurisdiction of incorporation)




                  2401 West First Street, Tempe, Arizona 85281
                  --------------------------------------------
               (Address of principal executive office) (Zip Code)




       Registrant's telephone number, including area code: (602) 894-0100

                       ACTION PERFORMANCE COMPANIES, INC.

                                   FORM 8-K/A

                               AMENDMENT NO. 1 TO

                           CURRENT REPORT ON FORM 8-K


ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.

Acquisition of Sports Image, Inc.

         On November 7, 1996, Action Performance Companies, Inc. (the "Company"), through SII Acquisition, Inc. ("SII"), a wholly owned subsidiary, acquired the business and substantially all of the assets and assumed specified liabilities of Sports Image, Inc. ("Seller" or "Sports Image"), a North Carolina corporation owned by seven-time Nascar Winston Cup Champion driver Dale Earnhardt and his wife. Following the acquisition, SII Acquisition, Inc. changed its name to Sports Image, Inc. Sports Image markets and distributes licensed motorsports products, including apparel and other souvenir items, through a network of wholesale distributors, trackside events, and fan clubs. The Company intends to continue to operate the business of Seller through its wholly owned subsidiary. The purchase price paid by the Company for the assets of Seller consisted of (i) a promissory note issued by SII in the principal amount of $24.0 million (the "Purchase Price Note"), and (ii) 403,361 shares of the Company's Common Stock valued at $14.875 per share (the "Shares"), which was slightly less than the closing price per share of the Company's Common Stock on November 6, 1996.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

    (a)   Financial Statements of Sports Image, Inc.

          Report of Independent Public Accountants
          Balance Sheets as of December 31, 1995 and November 7, 1996
          Statements of Operations  for the Year Ended December 31, 1995 and the
               Period  from  January  1,  1996 to  November  7,  1996
          Statements  of  Shareholders'  Equity for the Year Ended  December 31,
               1995 and the Period from January 1, 1996 to November 7, 1996
          Statements of Cash Flows for the Year Ended  December 31, 1995 and the
               Period from  January 1, 1996 to  November  7, 1996
          Notes to Financial Statements

    (b)   Pro Forma Financial Information.

          Introduction
          Unaudited Pro Forma  Combined  Balance Sheet as of September 30, 1996
          Unaudited Pro Forma  Combined  Statement of Operations  for the Fiscal
               Year Ended September 30, 1996

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of
Action Performance Companies, Inc.:


We have audited the accompanying balance sheets of SPORTS IMAGE, INC. (a North Carolina corporation) as of December 31, 1995 and November 7, 1996, and the related statements of operations, shareholders' equity and cash flows for the year ended December 31, 1995, and the period from January 1, 1996 to November 7, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sports Image, Inc. as of December 31, 1995 and November 7, 1996, and the results of its operations and its cash flows for the year ended December 31, 1995, and the period from January 1, 1996 to November 7, 1996, in conformity with generally accepted accounting principles.



                                                  ARTHUR ANDERSEN LLP


Phoenix, Arizona,
   December 13, 1996.

                               SPORTS IMAGE, INC.


                                 BALANCE SHEETS

                                                                               December 31,      November 7,
                                                                                   1995             1996
                                                                               ------------      -----------
                                     ASSETS
CURRENT ASSETS:
 Cash                                                                          $    427,180      $   956,397
 Accounts receivable, net of allowance for doubtful accounts
  of $222,000 and $567,000, respectively                                          4,178,464        3,644,224
 Inventories                                                                      3,296,808        2,587,185
                                                                               ------------      -----------
           Total current assets                                                   7,902,452        7,187,806

PROPERTY AND EQUIPMENT, at cost less accumulated
 depreciation of $153,958 and $348,803, respectively (Note 3)                       867,325          985,520

OTHER ASSETS (Note 3)                                                               632,000           29,187

GOODWILL, net of accumulated amortization of $80,833 and
 $161,666, respectively (Note 3)                                                  1,131,661        1,050,828
                                                                               ------------      -----------
                                                                               $ 10,533,438      $ 9,253,341
                                                                               ============      ===========
                   LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
 Accounts payable                                                              $  2,627,698      $ 3,598,099
 Accrued royalties                                                                1,158,197          614,326
 Accrued expenses and other current liabilities                                     113,316          243,329
 Current portion of long-term debt (Note 4)                                       1,905,183          218,167
                                                                               ------------      -----------
           Total current liabilities                                              5,804,394        4,673,921

COMMITMENTS AND CONTINGENCIES (Note 6)

LONG-TERM DEBT (Note 4)                                                           1,548,413            -

SHAREHOLDERS' EQUITY:
 Common stock ($.10 par value, 10,000,000 shares authorized,
  500,000 shares issued and outstanding)                                             50,000           50,000
 Preferred stock ($.10 par value, 500,000 shares
  authorized, 0 shares issued and outstanding)                                        -                -
 Retained earnings                                                                3,130,631        4,529,420
                                                                               ------------      -----------
           Total shareholders' equity                                             3,180,631        4,579,420
                                                                               ------------      -----------
                                                                               $ 10,533,438      $ 9,253,341
                                                                               ============      ===========

      The accompanying notes are an integral part of these balance sheets.

                               SPORTS IMAGE, INC.


                            STATEMENTS OF OPERATIONS


                                                                   Period from
                                                                    January 1,
                                                Year Ended           1996 to
                                               December 31,        November 7,
                                                   1995               1996
                                               ------------       -------------

NET SALES                                      $ 32,507,296       $  41,810,049

COST OF SALES                                    22,692,164          28,383,252
                                               ------------       -------------

           Gross profit                           9,815,132          13,426,797

SELLING, GENERAL AND
   ADMINISTRATIVE EXPENSES                        6,245,373           7,546,899
                                               ------------       -------------

           Income from operations                 3,569,759           5,879,898

INTEREST EXPENSE, net                               439,128              54,109
                                               ------------       -------------

            Net income                         $  3,130,631       $   5,825,789
                                               ============       =============

        The accompanying notes are an integral part of these statements.

                               SPORTS IMAGE, INC.


                       STATEMENTS OF SHAREHOLDERS' EQUITY


                                        Common Stock
                                  -------------------------
                                   Shares                           Retained
                                   Issued           Amount          Earnings               Total
                                  --------         --------        ----------          ------------

BALANCE, January 1, 1995              -            $   -           $    -              $     -

   Common stock issued upon
     incorporation                 500,000           50,000             -                   50,000
   Net income                          -               -            3,130,631            3,130,631
                                  --------         --------        ----------          ------------
BALANCE, December 31, 1995         500,000           50,000         3,130,631            3,180,631

   Distribution to shareholders        -               -           (4,427,000)          (4,427,000)
   Net income                          -               -            5,825,789            5,825,789
                                  --------         --------        ----------          ------------
BALANCE, November 7, 1996          500,000         $ 50,000        $4,529,420          $ 4,579,420
                                  ========         ========        ==========          ============

        The accompanying notes are an integral part of these statements.

                               SPORTS IMAGE, INC.


                            STATEMENTS OF CASH FLOWS



                                                                                                  Period from
                                                                                                   January 1,
                                                                                Year Ended           1996 to
                                                                               December 31,        November 7,
                                                                                   1995               1996
                                                                             ---------------     --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                                $   3,130,631       $   5,825,789
     Adjustments to reconcile net income to net cash
       used in operating activities:
         Depreciation and amortization                                             859,790             900,678
         Change in assets and liabilities, net of effects
           of acquisition-
              Accounts receivable                                               (4,178,464)            534,240
              Inventories                                                         (666,905)            709,623
              Other assets                                                          (7,000)            (22,187)
              Accounts payable                                                   2,627,698             970,401
              Accrued royalties                                                  1,158,197            (543,871)
              Accrued expenses and other current liabilities                       113,316             130,013
                                                                            -----------------    --------------
                  Net cash provided by operating activities                      3,037,263           8,504,686

CASH FLOWS FROM INVESTING ACTIVITIES:
   Cash paid for business                                                       (1,000,000)              -
   Acquisition of property and equipment                                          (511,282)           (313,040)
                                                                            -----------------    --------------
                  Net cash used in investing activities                         (1,511,282)           (313,040)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Borrowings on line of credit                                                      -               1,937,331
   Payments on line of credit                                                        -              (1,937,331)
   Proceeds from issuance of long-term debt                                      1,251,101               -
   Payments on long-term debt                                                   (2,399,902)         (3,235,429)
   Proceeds from issuance of common stock                                           50,000               -
   Distributions to shareholders                                                     -              (4,427,000)
                                                                            -----------------    --------------
                  Net cash used in financing activities                         (1,098,801)         (7,662,429)
                                                                            -----------------    --------------
NET INCREASE IN CASH                                                               427,180             529,217

CASH, beginning of period                                                            -                 427,180
                                                                            -----------------    --------------
CASH, end of period                                                          $     427,180       $     956,397
                                                                            =================    ==============

SUPPLEMENTAL DISCLOSURES OF CASH
   FLOW INFORMATION:
     Cash paid for interest                                                  $     422,685       $     193,652
                                                                            =================    ==============

        The accompanying notes are an integral part of these statements.

                               SPORTS IMAGE, INC.


                          NOTES TO FINANCIAL STATEMENTS

                     DECEMBER 31, 1995 AND NOVEMBER 7, 1996




(1)   ORGANIZATION AND ACQUISITION:

Sports Image, Inc. (the Company) was incorporated on December 19, 1994, as Earnhardt Acquisition, Inc. On December 30, 1994, the Company purchased the business and certain assets from Sports Image, Inc., including the rights to the name Sports Image (the Purchase). The purchase price of approximately $5,700,000 was allocated to the assets acquired based on their estimated fair values, which resulted in approximately $1,212,000 of goodwill (see Note 3). The purchase price consisted of a cash payment of $1.0 million and the issuance of $4.7 million of notes payable. Immediately upon consummation of the Purchase, Earnhardt Acquisition, Inc. changed its name to Sports Image, Inc.. The accompanying financial statements include all operations of the Company since inception.

(2)   DESCRIPTION OF BUSINESS AND NATURE AND
       CONCENTRATION OF CREDIT RISK:

The Company is engaged in the wholesale and retail distribution of auto racing apparel, collectibles and memorabilia. The Company sells primarily through mail order catalogs to auto racing apparel and merchandise retailers, as well as directly to race track patrons, throughout the United States. During the year ended December 31, 1995, and the period from January 1, 1996 to November 7, 1996, sales to the Company's top customer were 20% and 19% of total net sales, respectively. The Company generally does not require collateral to secure its accounts receivable.

(3)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         Revenue Recognition

The Company recognizes revenue upon shipment. Customer deposits received in advance of delivery are deferred and recognized when the related product is shipped.

         Uses of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. In management's opinion, methodologies used to determine estimates are adequate.

         Fair Value of Financial Instruments

The carrying amounts of cash, accounts receivable, and accounts payable approximate fair value because of the short maturity of these financial instruments. Fair value estimates are made at a specific point in time, based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect these estimates.

         Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The carrying value of cash and cash equivalents approximates fair value.

         Inventories

Inventories consist solely of finished goods valued at the lower of cost (first-in, first-out method) or market.

         Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. Maintenance and repairs are charged against income when incurred. Expenditures for major renewals, replacements and betterments are capitalized.

Property and equipment consist of the following:

                                                  December 31,       November 7,
                                                     1995               1996
                                                 -------------      ------------
     Computer equipment                           $    107,943       $   177,034
     Other equipment                                   337,662           362,214
     Vehicles                                          494,303           713,700
     Leasehold improvements                             81,375            81,375
                                                 -------------      ------------

                                                     1,021,283         1,334,323
     Less- Accumulated depreciation                    153,958           348,803
                                                 -------------      ------------

                                                 $     867,325       $   985,520
                                                 =============      ============

         Intangible Assets

Goodwill related to the Purchase (see Note 1) is being amortized over fifteen years on a straight-line basis. Goodwill (net of accumulated amortization of $80,833 and $161,666) was $1,131,661 and $1,050,828 at December 31, 1995, and
November 7, 1996, respectively. The Company entered into a $1.25 million covenant not to compete with the former owners of the Company which is being amortized over the two year period of the agreement. The unamortized balance was $625,000 at December 31, 1995, and is included in other assets on the accompanying sheet.

         Income Taxes

The Company, with the consent of its shareholders, has elected to be treated as an S Corporation for federal and state income tax purposes. As a result, the Company's results of operations are included in the income tax returns of its individual shareholders. Therefore, the financial statements do not include any provision for corporate income taxes.

         License Agreements

Royalties paid under various licensing agreements are recorded as expense at the time the related sales are made.

(4)   LONG-TERM DEBT:

Long-term debt consists of the following:

                                                  December 31,       November 7,
                                                     1995                1996
                                                  ------------       -----------


  Unsecured  note  payable to seller, payable
  in quarterly  installments  of $500,095,
  including  interest at 9%, through January
  1, 1997. The note was repaid in April 1996.    $  1,896,039        $    -

  Unsecured note payable to  shareholder,
  interest  payable at 6% per annum, with
  principal  due on December  20,  1999.
  The note was repaid in August 1996.               1,001,100             -

  Unsecured  notes  payable to sellers,
  payable in semiannual  installments  of
  $250,000,  including  interest  imputed at
  9%, through  December 31, 1996. The notes
  are guaranteed by a shareholder of the
  Company.                                            468,167           218,167

                                                  December 31,       November 7,
                                                     1995                1996
                                                  ------------       -----------

  Unsecured note payable to bank  in
  monthly installments of  $3,127,
  including interest at the bank's prime
  rate plus 0.5% (9.5% at  December  31, 1995)
  through January 3, 1998. The note is
  collateralized by certain property
  and equipment and was repaid in February
  1996.                                                88,290             -
                                                  ------------       -----------
                                                    3,453,596            218,167
  Less:  Current maturities                         1,905,183            218,167
                                                  ------------       -----------
                                                  $ 1,548,413        $    -
                                                  ============       ===========

The Company has a line of credit with a bank, secured by accounts receivable, which provides for borrowings of up to $1,000,000 at the bank's prime rate of interest. Borrowings under the line of credit are guaranteed by a shareholder of the Company. At December 31, 1995 and November 7, 1996, there were no amounts outstanding under this line of credit.

(5)   RELATED-PARTY TRANSACTIONS:

The Company has a license agreement (see Note 3) with a shareholder which provides that the Company pay royalties on all products bearing the name or likeness of the shareholder. The expense recognized under this arrangement for the year ended December 31, 1995, and period from January 1, 1996 to November 7, 1996, was $3,421,708 and $3,842,956, respectively.

During the year ended December 31, 1995, and period from January 1, 1996 to November 7, 1996, the Company incurred $14,399 and $47,286, respectively, for purchases of vehicles and merchandise from an entity affiliated with a shareholder. The affiliated entity purchased merchandise of $111,008 and $214,824 from the Company during the year ended December 31, 1995 and the period ended November 7, 1996, respectively.

Subsequent to November 7, 1996, the Company was acquired by Action Performance Companies, Inc. (Action). During the year ended December 31, 1995, and the period from January 1, 1996 to November 7, 1996, the Company made inventory purchases of approximately $2.3 million and $5.9 million, respectively, from Action.

(6)   COMMITMENTS AND CONTINGENCIES:

In the normal course of conducting its operations, the Company may become involved in certain legal and administrative proceedings. The Company is not aware of any pending or threatened litigation, claims or assessments at November 7, 1996, which would have a material adverse effect on the Company's financial position, including its liquidity, or its results from operations.

The Company leases its corporate and distribution facilities and certain telephone equipment under operating leases. The future minimum lease payments under these leases at November 7, 1996, are as follows:

     Calendar year-end
     -----------------

     1996 (2 months)                         $  10,658
     1997                                      122,906
     1998                                       44,985
     1999                                        4,676
                                             ---------
                                             $ 183,225
                                             =========

Total rent expense under operating leases was approximately $144,000 and $140,000 for the year ended December 31, 1995, and the period from January 1, 1996 to November 7, 1996, respectively.

(7)   SUBSEQUENT EVENT:

In November 1996, the Company entered into an asset purchase agreement with Action to sell substantially all of the Company's assets in exchange for a $24,000,000 promissory note due January 2, 1997, and 403,361 shares of Action's common stock.

                       ACTION PERFORMANCE COMPANIES, INC.
               Unaudited Pro Forma Combined Financial Information


Introduction

         The following unaudited pro forma combined financial information of Action Performance Companies, Inc. for the fiscal year ended September 30, 1996, gives effect to the acquisition of Sports Image. The unaudited pro forma combined balance sheet as of September 30, 1996, gives effect to the acquisition of Sports Image as if it had occurred on September 30, 1996. The unaudited pro forma combined statement of operations for the fiscal year ended September 30, 1996, assumes that the acquisition of Sports Image was completed on October 1, 1995. The unaudited pro forma combined financial information presented herein does not purport to represent what the Company's actual results of operations would have been had the acquisition of Sports Image occurred on those dates or to project the Company's results of operations for any future period.

                       ACTION PERFORMANCE COMPANIES, INC.
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                            As of September 30, 1996
                                 (In thousands)

                                            Action
                                          Performance         Sports          Total           Pro Forma       Pro Forma
                                        Companies, Inc.   Image, Inc.(1)     Combined         Adjustments      Combined
                                        ---------------   --------------     --------         -----------      --------
                  ASSETS
                  ------
CURRENT ASSETS
    Cash..............................   $        4,983   $       956        $   5,939                --       $   5,939
    Accounts receivable...............            7,497         3,644           11,141                --          11,141
    Inventories.......................            5,834         2,587            8,421                --           8,421
    Deferred income taxes.............            1,032           --             1,032                --           1,032
    Prepaid royalties.................            2,295           --             2,295                --           2,295
    Prepaid expenses and other assets.              740           --               740                --             740
                                         --------------   -----------       ----------                         ---------
        Total current assets..........           22,381         7,187           29,568                --          29,568

PROPERTY, PLANT, AND EQUIPMENT........            8,189           986            9,175                --           9,175

NOTES RECEIVABLE......................              902           --               902                --             902

GOODWILL..............................              --          1,051            1,051             24,221(2)      25,272

DEPOSITS AND OTHER ASSETS.............              177            29              206                --             206
                                         --------------   -----------       ----------        -----------      ---------
        Total assets..................   $       31,649   $     9,253        $  40,902        $    24,221      $  65,123
                                         ==============   ===========       ==========        ===========      =========

 LIABILITIES AND SHAREHOLDERS' EQUITY
 ------------------------------------

CURRENT LIABILITIES
    Accounts payable..................   $        2,188   $     3,598        $   5,786                --       $   5,786
    Accrued royalties and other.......            1,578           858            2,436                --           2,436
    Income taxes payable..............              522           --               522                --             522
    Current portion of notes payable..              --            218              218                --             218
                                         --------------   -----------       ----------        -----------      ---------
        Total current liabilities.....            4,288         4,674            8,962                --           8,962

LONG-TERM DEBT
    Capital lease obligation - long
    term..............................              365           --               365                --             365
    Notes payable.....................              --            --               --              24,000(2)      24,000
                                         --------------   -----------       ----------        -----------      ---------
        Total long-term debt..........              365           --               365             24,000         24,365

SHAREHOLDERS' EQUITY
    Net equity of Sports Image........              --          4,579            4,579             (4,579)           --
    Common stock......................              126           --               126                  4(2)        130
    Additional paid-in capital........           18,991           --            18,991              4,796(2)     23,787
    Retaining earnings................            7,879           --             7,879                --          7,879
                                         --------------   -----------       ----------        -----------      ---------
        Total shareholders' equity....           26,996         4,579           31,575                221        31,796
                                         --------------   -----------       ----------        -----------      ---------
        Total liabilities and
        shareholders' equity..........   $       31,649   $     9,253        $  40,902        $    24,221      $ 65,123
                                         ==============   ===========       ==========        ===========      =========

--------------------

(1) Reflects the historical balance sheet of Sports Image as of November 7, 1996.
(2)  Reflects (i) the fair value of the Shares and the  Purchase  Price Note and
     (ii) the allocation of the purchase price of Sports Image.

                       ACTION PERFORMANCE COMPANIES, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      Fiscal Year Ended September 30, 1996
               (In thousands, except share and per share amounts)

                                           Action                                                             Adjusted
                                         Performance       Sports           Total           Pro Forma         Pro Forma
                                       Companies, Inc.   Image, Inc.      Combined         Adjustments        Combined
                                       ---------------   -----------      --------         -----------      ------------

Net sales...........................   $      44,216     $   45,471       $ 89,687         $   (6,900) (1)  $    82,787

Cost of sales.......................          25,296         31,383         56,679             (6,900) (1)       49,779
                                       ---------------   -----------      --------         -----------      ------------
    Gross profit....................          18,920         14,088         33,008                --             33,008

Selling, general, and
    administrative expenses.........           9,266          8,146         17,412                969  (2)       18,381
                                       ---------------   -----------      --------         -----------      ------------

    Income from operations..........           9,654          5,942         15,596               (969)           14,627

Other income (expense), net.........             216           (356)          (140)            (1,932) (3)       (2,072)
                                       ---------------   -----------      --------         -----------      ------------
Income before provision for
    income taxes....................           9,870          5,586         15,456             (2,901)           12,555

Provision for income taxes..........           3,917            --           3,917              1,066  (4)        4,983
                                       ---------------   -----------      --------         -----------      ------------
    Net income......................   $       5,953     $    5,586       $ 11,539         $   (3,967)      $     7,572
                                       ===============   ===========      ========         ===========      ============

Pro forma earnings per common
    share...........................                                                                        $      0.56
                                                                                                            ============

Weighted average common and common
    equivalent shares outstanding...                                                                         13,472,741
                                                                                                            ============

-----------------

(1) Reflects the elimination of intercompany sales from the Company to Sports Image.
(2) Reflects the amortization of goodwill associated with the acquisition of Sports Image.
(3) Reflects additional interest expense associated with the financing of the acquisition of Sports Image.
(4) Reflects the additional income tax provision based on applying the effective income tax rate of the Company to the combined companies.

 (c) Exhibits.

Exhibit No.                                   Description of Exhibit
-----------                                   ----------------------

   10.33               Asset Purchase Agreement dated as of November 7, 1996, among Action Performance
                       Companies, Inc., SII Acquisition, Inc., Sports Image, Inc., and R. Dale Earnhardt and
                       Teresa H. Earnhardt.(1)
   10.34               Promissory  Note dated November 7, 1996, in the principal amount of $24,000,000 issued by SII Acquisition, Inc., as Maker,  to Sports Image,  Inc.,  as Payee,  together with Guarantee of Action Performance Companies, Inc.(1)
   10.35               Security Agreement dated November 7, 1996, between Sports Image, Inc. and SII
                       Acquisition, Inc.(1)
   10.36               Registration Agreement dated as of November 7, 1996, among Action Performance
                       Companies, Inc., Sports Image, Inc., and R. Dale Earnhardt and Teresa H. Earnhardt.(1)
   10.37               License Agreement dated as of November 7, 1996, among SII Acquisition, Inc., Dale
                       Earnhardt, and Action Performance Companies, Inc.(1)
   10.38               Employment Agreement dated as of November 7, 1996, between Action Performance
                       Companies, Inc. and Joe Mattes.(1)
    21.1               List of Subsidiaries of Action Performance Companies, Inc.(1)
    23.1               Consent of Arthur Andersen LLP
-------------------

(1)     Incorporated by reference to the Registrant's Current Report on Form 8-K as filed on November 22, 1996.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 10, 1997                        ACTION PERFORMANCE COMPANIES, INC.



                                        By: /s/ Christopher S. Besing
                                        ---------------------------------------
                                        Christopher S. Besing
                                        Vice President, Chief Financial
                                        Officer, and Treasurer